Exhibit 99.1

Packaging Corporation of America Announces Reconfiguration of Wallula, WA Containerboard Mill

Lake Forest, IL, December 3, 2025 – Packaging Corporation of America (NYSE: PKG) today announced that it will permanently shut down the No. 2 paper machine (W2) and kraft pulping facilities at its Wallula, WA containerboard mill. PCA will continue to operate the No. 3 paper machine (W3) and recycled pulping facilities at the mill. After the announced actions, which are expected to be completed by the end of the first quarter 2026, the mill will have capacity to produce 285,000 tons per year of high-performance recycled linerboard and corrugating medium on the W3 machine, which is a reduction of 250,000 tons of annual production capacity at the mill.

The W2 machine has approximately 140,000 tons of annual capacity to produce corrugating medium and has been idled since May 2025. The mill is expected to produce approximately 400,000 tons of containerboard this year. The new configuration is expected to lower the production cost at the mill by approximately $125 per ton from 2025 levels due to an improved cost structure and utilization rate. The 250,000 tons of reduced capacity will be replaced with production enhancements at other PCA mills beginning in the fourth quarter of 2026.

These actions are estimated to result in pre-tax restructuring charges of approximately $205 million, substantially all of which will be recorded in the fourth quarter of 2025 and first quarter of 2026. These charges include approximately $165 million of non-cash impairment and accelerated depreciation charges and $40 million of cash charges for contract termination, severance and other charges. We expect a reduction in headcount of approximately 200 positions.

PCA Chairman and CEO Mark Kowlzan said, “We recognize the impact of decisions like this on our employees and will provide support through this process. We greatly appreciate their efforts and our decision is not a reflection on their performance. We are taking these steps to support the future viability of the mill and improve our efficiency and cost position, while continuing to invest in our future growth.

We face a challenging and worsening cost environment at the Wallula mill. Wood fiber and purchased power costs are by far the highest in our system, making the currently configured mill no longer competitive. By operating as a single-machine, recycled mill, we will streamline operations at the facility and significantly lower our cost of production, while continuing to produce high quality containerboard for our plants and customers. We have significantly invested in the W3 machine and its capabilities after we converted it to containerboard in 2018. Moving some production to lower-cost PCA facilities where we are investing in production improvements will further optimize our mill system, resulting in even greater efficiencies.”

PCA President Tom Hassfurther added, “We remain committed to growing with our customers and will have sufficient containerboard capacity to do so. We have approximately 140,000 tons per year of high-performance, low-cost, lightweight linerboard capacity scheduled to come up at our Jackson mill in the fourth quarter 2026 under previously approved projects that are in progress. Additional improvements at the acquired Greif facilities and at our Counce mill will replace the remaining capacity as and when required by our customers.”

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates ten mills and 92 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. The factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2024 and in PCA’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.